ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)
                                STATE OF NEVADA
                               SECRETARY OF STATE


           FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
      STATE OF NEVADA

       FEB 05, 1998

DEAN HELLER SECRETARY OF STATE
     /S/ DEAN HELLER



(For filing office use)  C2214-98

    IMPORTANT: Read instructions on reverse side before completing this form

1.   NAME OF CORPORATION: Mall of Fame, Inc.

2. RESIDIENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent:  Jan Cabot

     Street Address:  1517 Goldfield Ave., Carson City, 98701

3.   SHARES: (number of shares the corporation is authorized to issue)

     Number of shares with par value: 50,000,000 Par value: .001 Number of shares without par value: _________

4.   GOVERNING BOARD: shall be styled as (check one): X Directors ___Trustees

     The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows:

     Joseph G. Lucidi, 11974 Avenida Consentido, San Diego, CA 92128 Christopher Q. Lucidi, 11974 Avenida Consentido, San Diego, CA 92128 Karen L. Tovar, 8701 Mesa Rd., Space 67, Santee, CA 92071

5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

     ---------------------------------------------------------------------------

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached___.

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized) (Attach additional pages if there are more than two incorporators)

     Christopher Q. Lucidi
     11974 Avenida Consentido, San Diego, CA  92128
     /s/ Christopher Q. Lucidi

     State of California County of San Diego

     This instrument was acknowledged before me on January 31, 1998, by Christopher Quirino Lucidi as incorporator of Mall of Fame, Inc. (name of party on behalf of whom instrument was executed)

     [NOTARY PUBLIC CALIFORNIA]
              [SEAL]

     CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

     I, Jan Cabot hereby accept appointment as Resident Agent for the above named corporation.

     /s/ Jan Cabot
     Date:  01/26/98

                                                                      Exhibit 3b



                                     BY-LAWS
                                       OF
                               MALL OF FAME, INC.


                               ARTICLE I - OFFICES
                               -------------------

The principal office shall be located at 11423 West Bernardo Court, San Diego, California 92127, County of San Diego. The Corporation may have such other offices, either within or without the State of Nevada as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                            ARTICLE II - SHAREHOLDERS
                            -------------------------

SECTION 1. Annual Meetings:
---------------------------

The annual meeting of the shareholders shall be held within three (3) months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

SECTION 2. Special Meetings:
----------------------------

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than percent ten per cent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meetings:
-----------------------------

The Board of Directors may designate any place, either within or without the State of Nevada, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

SECTION 4. Notice of Meetings:
------------------------------

Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Records:
----------------------------------------------------------

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 5 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 30 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Voting:
------------------

The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 7. Quorum:
------------------

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. Proxies:
-------------------

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

SECTION 9. Voting of Shares:
----------------------------

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 10. Voting of Shares by Certain Holders:
------------------------------------------------

(a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

(d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. Informal Action by Shareholders:
--------------------------------------------

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

SECTION 1. General Powers:
--------------------------

The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications:
---------------------------------------------

The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than three (3). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

SECTION 3. Regular Meetings:
----------------------------

A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. Special Meetings:
----------------------------

Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice:
------------------

Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each director at his business address, or electronically. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given electronically, such notice shall be deemed to be delivered when the transmission is delivered to the director. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum:
------------------

A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Action:
----------------------------

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Action Without a Meeting:
------------------------------------

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

SECTION 9. Vacancies:
---------------------

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 10. Compensation:
-------------------------

By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or compensation in the form of stock in the Corporation or a fixed sum for attendance at each meeting of the Board of Directors or any combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent:
----------------------------------

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                              ARTICLE IV - OFFICERS
                              ---------------------

SECTION 1. Number:
------------------

The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary.

Any two or more offices may be held by the same person, except for the offices of President and Secretary, which may not be held by the same person. Officers may be directors or shareholders of the Corporation.

SECTION 2. Election and Term of Office:
---------------------------------------

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently as it may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal:
-------------------

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies:
---------------------

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chief Executive Officer:
-----------------------------------

The Chief Executive Officer (CEO) shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. President and Vice President/s:
------------------------------------------

(a) In the absence of the CEO or in event of his death, inability or refusal to act, the President shall perform the duties of the CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO. The President shall perform such other duties as from time to time may be assigned to him by the CEO or by the Board of Directors.

(b) If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having the first rank.

SECTION 7. Secretary:
---------------------

The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the CEO certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him/her by the CEO or by the Board of Directors.

SECTION 8. Treasurer:
---------------------

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the CEO or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 9. Salaries:
--------------------

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                              ARTICLE V - INDEMNITY
                              ---------------------

The Corporation shall indemnify its directors, officers and employees as follows:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS
               --------------------------------------------------

SECTION 1. Contracts:
---------------------

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans:
-----------------

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc.:
--------------------------------

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits:
--------------------

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.



            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER
            --------------------------------------------------------

SECTION 1. Certificates for Shares:
-----------------------------------

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal.

All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares:
------------------------------

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Provided, however, that upon any action undertaken by the shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the bylaws so long as said agreement is in force and effect.

                           ARTICLE VIII - FISCAL YEAR
                           --------------------------

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.

                             ARTICLE IX - DIVIDENDS
                             ----------------------

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                           ARTICLE X - CORPORATE SEAL
                           --------------------------

The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal".

                          ARTICLE XI - WAIVER OF NOTICE
                          -----------------------------

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XII - AMENDMENTS
                            ------------------------

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 19th Day of January, 1998.



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Officer of the Corporation




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